PURCHASE AGREEMENT

	This Purchase Agreement ("Agreement") is made on January 30, 2004, by and between Silicon Mountain Memory Incorporated, a Colorado corporation ("Buyer"), and Super PC Memory, Inc., a California corporation ("Seller").

WITNESSETH

	WHEREAS, Seller, among other things, is currently engaged in the sale of memory for desktops, laptops, and low-end Window/Intel ("Wintel") type servers and attached printers, all hereinafter referred to as "Wintel Products"; and

	WHEREAS, Buyer desires to acquire a portion of Seller's customer information and rights to do business with said customers with respect to Wintel Products and to have Seller withdraw from the sale of Wintel Products; and Seller is willing to transfer to Buyer such customer information and rights as are transferable, and to withdraw from the sale of Wintel Products to said customers, subject to the provisions of Section 5.3 below;

	NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1 TRANSFER OF CUSTOMER INFORMATION

	Section 1.1 Transfer of Customer Information. Subject to and in reliance upon the provisions of this Agreement, at the Closing, as described below, Seller shall assign and transfer over to Buyer its complete currently available customer lists for all customers for Wintel Products, appropriately formatted to Buyer's reasonable needs, including all addresses, phone numbers and other contact information. Included therein shall be available historical sales records and the identity of the primary Seller employee contacts responsible for each customer account. All customer contracts, to the extent assignable, will be included to the extent desired by Buyer. All customer lists and related information will be exclusively assigned to Buyer, except that Seller and Cambex Corporation may continue to use such lists and information; provided that, until any termination of this Agreement pursuant to Section 2.4 below, and indefinitely once the full purchase price has been paid to Seller, any information related to the assigned customer lists which is retained by Seller will be kept maximally confidential by Seller and Cambex Corporation and used only for their own sales and marketing usage and will not otherwise be used, disclosed or in any other manner revealed to any third parties absent the express written consent of Buyer. Buyer agrees that, until the full purchase price is paid to Seller, any information related to the assigned customer lists which is delivered to Buyer hereunder will be kept maximally confidential by Buyer and used only for its own sales and marketing usage and will not otherwise be used, disclosed or in any other manner revealed to any third parties absent the express written consent of Seller.

             Section 1.2 Hiring by Buyer of Seller's Employees. Upon the Closing of the transaction, Seller shall be deemed to have agreed, and to have waived any objections, to any hiring of Seller's employees sought by Buyer; provided that if the purchase herein described is not Closed, Buyer agrees that it shall not hire any of Seller's employees, as provided in
Section 6.9 below.

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           Section 1.3 Closing.  The transfer of the customer information contemplated by this Agreement shall be consummated at a closing (the "Closing") which will take place on or before February 1, 2004, or on such other date as may be agreed by the parties, and may be effected, in whole or in part, through the transmission of documents and funds through mail, recognized private carrier, fax, electronic communication or other generally accepted means of transmission.

                             ARTICLE 2. PAYMENTS TO BE MADE BY BUYER

	Section 2.1 Definition of "Seller Customer" and Other Terms. For purposes of determining payments to be made by Buyer to Seller pursuant to this Agreement, an assigned customer will be deemed a "Seller Customer" (plural "Seller Customers"), in the event (a) said customer has not done business with Buyer but has done business with Seller, in calendar year 2003; (b) said customer has done more business with Seller than Buyer in the last six (6) months of calendar 2003; (c) said customer has done some business with Seller in the last six (6) months of calendar 2003 and over the calendar year 2003, has done four (4) times more business with Seller than Buyer; or (d) any other customers which the parties subsequently agree should be included. "Seller Database Customers" are customers who purchased from Seller in the past but who did not purchase from Buyer in the last six months plus any who otherwise qualify as Seller Customers as defined above. "Database Customers" are any customers in Seller's database who have purchased Wintel Products.

           Section 2.2 Total Purchase Price to Be Paid by Buyer. The total purchase price to be paid by Buyer is One Million and Fifty Thousand Dollars ($1,050,000) subject to allocation as to cash or note payments, the exact amount and terms of payment to be dependant upon the revenues generated by Buyer from Seller Customers.

           Section 2.3 Payment Due at Closing. At Closing, Buyer will make a first payment of Thirty-Five Thousand Dollars ($35,000), and Seller, will provide the delivery of the required customer data.
            Section 2.4 Monthly Payments after Closing. For each month commencing with April, 2004, Buyer shall make a determination of Gross Profit, as hereinafter described, from Seller Customers. It shall make this determination of Gross Profit on the same basis as it uses for calculating sales commissions and in the same way it has done it in the past, as outlined on the attached Exhibit A. Beginning on May 15, 2004, and on or before the 15th day of each month, Buyer shall make a payment to Seller based upon Gross Profit for the preceding month in accordance with the formula set forth below. With each such payment, Buyer shall deliver to Seller a report setting forth its calculation of Gross Profit for such month and its calculation of the payment due to Seller based upon such formula.

If the Gross Profit is less than One Hundred Thousand Dollars ($100,000), the payment shall be twenty- five percent (25%) of the Gross Profit.

If the Gross Profit is between One Hundred Thousand Dollars ($100,000) and One Hundred and Forty Thousand Dollars ($140,000), the payment shall be the amount of Thirty-Five Thousand Dollars ($35,000.00).

If the Gross Profit is in excess of One Hundred and Forty Thousand Dollars

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($140,000), the payment shall be thirty-five percent (35%) of the Gross
Profit.

	Buyer shall continue to make these monthly payments to Seller until the total amount of payments to Seller has reached the total purchase price of One Million and Fifty Thousand Dollars ($1,050, 000) at which time Buyer shall have been deemed to have fulfilled its payment obligations hereunder, subject to the following terms and conditions.

	If for any month, as a result of the Gross Profit being less than One Hundred Thousand Dollars ($100,000), the payment due for that month is less than Thirty-Five Thousand Dollars ($35,000), then any shortfall below Thirty-Five Thousand Dollars ($ 35,000) shall be deemed an "underpayment" and Buyer shall, by the 15th day of the month execute and deliver to Seller a promissory note payable to Seller for the amount of the underpayment, plus interest at one percent (1%) over the Wall Street Journal prime, each said note to be payable no later than September 1, 2006. The promissory note shall be in the form of the attached Exhibit B.

	If at any time the total amount of the underpayments described in the preceding paragraph exceeds One Hundred and Fifty Thousand Dollars ($150,000), Seller will have the right to demand the return of all customer information previously conveyed to Buyer, and this Agreement will thereafter be terminated in all respects except for the confidentiality obligations of Buyer and Seller provided in this Agreement , with all prior payments and promissory notes to be retained by Seller; provided, however, that before exercising any such rights, Seller must first notify Buyer in writing of the intent to so terminate the Agreement and afford Buyer a cure period of fifteen (15) days within which to reduce the total balance of all underpayments to an amount less than One Hundred and Fifty Thousand Dollars ( $150,000).

	Additionally, if at any time the total amount of underpayments exceeds the amount of One Hundred and Fifty Thousand Dollars ($150,000.), Buyer will have the option to offer a return of all customer information transferred under this Agreement which, if accepted by Seller, within fifteen (15) days of receipt of Buyer's offer, and in consideration thereof, will result in a release and termination of all previously executed promissory notes or remaining obligations of Buyer, including a termination of this Agreement, with all prior payments to be retained by Seller. In the event that Seller fails to accept such an offer of Buyer, then Buyer's promissory note obligations for underpayments shall remain payable to Seller, no later than September 1, 2006, no new underpayments will be calculated or accrued, and, additionally, Buyer, on a monthly basis by the 15th of each month, shall pay twenty five percent (25%) of the Gross Profits from all Seller Customer business through September 1, 2006. Upon any termination of this Agreement other than for non-performance by Seller, Buyer's rights to use any customer information transferred by Seller shall terminate; provided that once the full purchase price has been paid to Seller, there shall be no termination of Buyer's said rights hereunder.

             Section 2.5 Terms Applicable to Payments by Buyer to Seller. Unless Seller otherwise instructs in writing, all payments to Seller under this Agreement will be due and payable at Seller's address set forth in
Section 7.2 below, and without deduction for withholding or other taxes, bank fees, or any other fees, Subsequent to ten (10) days written notice to Buyer with rights to cure, Seller will have the right to charge Buyer a delinquent payment service charge on any amounts not paid when due at a rate equal to one percent (1.0%) per month. Buyer shall maintain accurate books and records of all sales to Seller Customers and the Gross Profit and

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resulting payments payable to Seller in connection therewith.  Upon reasonable notice to the Buyer, Seller will have the right, once per calendar quarter, during business hours, and at its expense, to audit the books and records of Buyer relating to such sales and the calculation of Gross Profit. If such audit discloses an underreporting or failure to pay of greater than three percent (3%), Buyer shall promptly reimburse Seller for all its costs relating to the audit. In any event, Buyer will promptly pay Seller all unpaid amounts with interest at the rate of one percent (1.0 %) per month. Buyer shall reimburse Seller for any legal fees and related costs incurred by Seller to enforce its rights under this Agreement.

       If Buyer fails to make any payment, cash and/or promissory notes, when due and after any applicable cure period as provided above, Seller will have the right to declare all remaining payments, including any then outstanding promissory notes, immediately due and payable, and it shall be entitled to the return of all Assets previously transferred to Buyer. Seller's right to exercise this remedy shall be subject to the condition that it notifies Buyer in writing of such failure, and it gives Buyer thirty
(30) days to cure such failure, and Buyer fails to cure such failure within such thirty (30) day period; provided that if Buyer transacts an unusually large sale with over Fifty Thousand ( $50,000) Gross Profit, which involves slow payment, Seller shall not exercise these acceleration rights insofar as they relate to such unusually large sale, provided that Buyer makes payment to Seller with respect to such sale promptly upon its receipt of payment therefor and in any event within ninety (90) days of the sale. Furthermore, if a majority of the ownership or control of the Buyer's business is to be transferred to a person (or persons) who is in competition with Seller in the Unix market, Buyer shall ask Seller to approve the transfer in writing and Seller shall not unreasonably withhold its approval. If, however, Buyer proceeds with such a transfer without Seller's said written approval, not to be unreasonably withheld, Seller may exercise this right to acceleration by written notice to Buyer.

	 ARTICLE 3 REPRESENTATIONS AND WARRANTIES REGARDING SELLER

           Seller hereby makes the following representations and warranties to Buyer:

	Section 3.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

            Section 3.2 Authority to Perform. Seller has full corporate power and authority to execute, deliver and perform this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Seller and no other corporate action on the part of Seller is required in connection therewith. This Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms. The execution, delivery and performance by Seller of this Agreement does not violate the charter or Bylaws of Seller or materially violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to Seller.

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	Section 3.3 Financial Information.  That, to be best of its knowledge,
Seller's financial information, as provided to Buyer, including the history of Seller's sales to customers, is a fair and accurate presentation of the results of the operations of the Seller for the periods included therein. Seller makes no warranty concerning the future performance or profitability of the assigned customers.

	Section 3.4 Litigation. That to the best of Seller's knowledge, there is no litigation or proceeding, threatened or pending, against or relating to Seller, its properties, business or assets; nor does Seller know or have reasonable grounds to know of any basis of any such action or governmental investigation relative to Seller, its properties, business or assets, which litigation, proceeding or governmental investigation would interfere with Seller's performance of its obligations under this Agreement.

	Section 3.5 Judgments. That there are no outstanding judgments, orders, injunctions, awards or decrees of any court, arbitrator, or governmental or regulatory body against or involving the Seller or its assets.

	Section 3.6 Liens. That Buyer shall receive the assets, and all other rights acquired herein, free and clear of any liens, claims or encumbrances whatsoever.

	Section 3.7 No Breach. That Buyer's intended sale of Wintel Products to Seller's customers will not violate, conflict or otherwise result in the breach or violation of any of the terms and conditions in any instrument, contract or other agreement to which the Seller is a party.

	Section 3.8 No Broker. That no broker, finder, agent or similar intermediary has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, with entitlement to any brokers, finders, agents or similar fee or other commission in connection with this Agreement.

	Section 3.9 Survival. That the above representations and warranties of Seller shall survive the Closing of this Agreement.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES REGARDING BUYER

            Buyer hereby makes the following representations and warranties to Seller:

	Section 4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

	Section 4.2 Authority to Perform. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Buyer and no other corporate action on the part of Buyer is required in connection therewith. This Agreement constitutes the valid and binding obligations of Buyer enforceable in accordance with its terms The execution, delivery and performance by Buyer of this Agreement does not and will not

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violate the charter or Bylaws of Buyer or materially any laws, rules or regulations of the United States or any state or other jurisdiction applicable to Buyer

          Section 4.3 Financial Information. That, to be best of its knowledge, Buyer's financial information, as provided to Seller, is a fair and accurate presentation of the results of the operations of the Seller for the periods included therein. Buyer makes no warranty concerning the future performance or profitability of the assigned customers.

	Section 4.4 Litigation. That to the best of Buyer's knowledge, there is no litigation or proceeding, threatened or pending, against or relating to Buyer, its properties, business or assets; nor does Buyer know or have reasonable grounds to know of any basis of any such action or governmental investigation relative to Buyer, its properties, business or assets, which litigation, proceeding, or governmental investigation would interfere with Buyer's performance of its obligations under this Agreement..

	Section 4.5 Judgments. That there are no outstanding judgments, orders, injunctions, awards or decrees of any court, arbitrator, or governmental or regulatory body against or involving the Buyer or its assets.

	Section 4.6 No Breach. That Buyer's intended sale of Wintel Products to Seller's customers will not violate, conflict or otherwise result in the breach or violation of any of the terms and conditions in any instrument, contract or other agreement to which the Buyer is a party.

             Section 4.7 No Broker. That no broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, with entitlement to any brokers, finders, agents or similar fee or other commission in connection with this Agreement.

         Section 4.8 Survival. That the above representations and warranties of Buyer shall survive the Closing of this Agreement.


          ARTICLE 5 POST CLOSING OBLIGATIONS OF THE PARTIES.

	Section 5.1 Transition of Customers. The Parties shall mutually and reasonably cooperate, employing their commercially reasonable best efforts, to transition the assigned customers to Buyer. Specifically, for a period of sixty (60) days after Closing, Seller shall use its best efforts to effect arrangements to route all incoming customer inquiries, whether via phone, fax or email, related to Wintel Products business, to Buyer. Additionally, within said sixty (60) days after Closing, Seller shall permanently assign and transfer over to Buyer its toll free number: 1-800-752-1109. Through calendar 2004, Buyer shall forward and/or provide details to Seller of any calls it receives on this number except for calls which relate exclusively to Wintel Products. Further, and in contemplation that during the transition period some purchase orders and payments will need to be made employing the name "Super PC", Seller shall endorse over to Buyer all checks and other payment items payable to the name "Super PC" for Buyer fulfilled orders. If these checks and other payment items for Buyer fulfilled orders but payable to the

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name "Super PC" are received by Buyer and Buyer desires to expedite the negotiation of such checks and other payment items, it shall fax to Seller copies of such checks and other payment items with sales orders/other supporting materials evidencing that they were in payment of Buyer fulfilled orders, and unless Seller objects by fax or other writing within two (2) business days, Buyer shall have a limited power of attorney to endorse theses checks and other payment items. Further, Buyer shall have a limited right of usage of the trade name "Super PC " for purposes of effectively invoicing the assigned customers for Buyer fulfilled orders employing the name "Super PC ". In all cases, however, all payments and receivables on orders taken and fulfilled by Buyer shall be and remain for all purposes Buyer's receivables only. If Buyer receives any checks or other payments for orders taken and fulfilled by Seller, it shall deliver such checks and other payments to Seller and shall endorse over to Seller any such checks payable to Buyer. If these checks and other payment items for Seller fulfilled orders but payable to the name " Silicon Mountain Memory" are received by Seller and Seller desires to expedite the negotiation of such checks and other payment items, it shall fax to Buyer copies of such checks and other payment items with sales orders/other supporting materials evidencing that they were in payment of Seller fulfilled orders, and unless Buyer objects by fax or other writing within two (2 ) business days, Seller shall have a limited power of attorney to endorse these checks and other payment items. If Seller receives any checks or other payments for orders taken and fulfilled by Buyer, it shall deliver such checks and other payments to Buyer and shall endorse over to Buyer any such checks payable to Seller.

	Section 5.2 Buyer Performance of Customer Service for Seller Delivered Products. Subsequent to Closing, Buyer will provide all reasonable customer service, including technical support, trouble shooting and return merchandise authorizations and/or replacements, to all Database Customers with respect to products delivered by Seller. For any amounts less than One Thousand Dollars ($1,000), Buyer shall have the authority to execute return merchandise authorizations with respect to these Seller delivered products, and Seller shall reimburse Buyer for "Net Product Costs", as defined in the following sentence, which exceed Ten Thousand Dollars ($10,000) in any calendar quarter, within thirty (30) days. "Net Product Costs", as used herein, shall mean the Buyer's purchase cost of replacement parts or components minus the value of any returned items. For any returned merchandise authorization request in excess of One Thousand Dollars ($1,000), Buyer shall obtain Seller's approval and authorization before issuing the return authorization, which Seller shall not unreasonably withhold. In the event Seller refuses to authorize a return merchandise authorization request in excess of One
Thousand Dollars ($1,000), then Seller shall thereafter assume full responsibility for that customer's claim and will agree to hold Buyer harmless therefor.Except for the undertaking to perform customer service as set forth in this Section 5.2, Buyer assumes no responsibilities or liabilities whatsoever with respect to Seller's acts, or omissions or any state of facts or events pertaining to Seller existing or occurring prior to Closing, for all of which Seller shall remain solely responsible as between Seller and Buyer.

	Section 5.3 Seller's Agreement to Not Sell in Competition with Buyer. From and after Closing, and unless Buyer refuses to sell such products to Seller, Seller will not sell any Wintel Products to any Database Customer unless such products are purchased from or through Buyer. This covenant shall terminate, however, and Seller may sell free of this restriction, at any time at least thirty (30) months after the date of this Agreement if Seller has returned to Buyer the

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purchase price payments previously received by Seller from Buyer.

               Section 5.4 Buyer's Agreement to Not Sell in Competition with Seller. Similarly, from and after Closing, unless Seller refuses to sell such products to Buyer, Buyer will not sell any UNIX products to any Seller Database Customers until the purchase price has been paid in full, unless said products are purchased from or through Seller or Cambex Corporation.

ARTICLE 6 INDEMNIFICATION

	Section 6.1 Indemnification by Seller. Seller agrees to indemnify Buyer, its directors, officers, shareholders and affiliates against any direct (but not indirect, consequential, or incidental ) loss, cost, expense, damage or liability (including, without limitation, interest at the rate of 12% per annum on money expensed from the date expended and attorneys fees and other expenses incurred in defending against litigation, either threatened or pending) incurred or sustained by any one or more of them with respect to or arising out of any breach of or incorrectness of any representation or warranty made by Seller in or pursuant to this Agreement or failure by Seller to perform or comply with any covenant or agreement made by it in or pursuant to this Agreement.

	Section 6.2 Indemnification by Buyer. Buyer agrees to indemnify Seller, its directors, officers, shareholders and affiliates against any direct (but not indirect, consequential, or incidental ) loss, cost, expense, damage or liability (including, without limitation, interest at the rate of 12% per annum on money expended from the date expended and attorney fees and other expenses incurred in defending against litigation, either threatened or pending) incurred or sustained by any one or more of them with respect to or arising out of any breach of or incorrectness of any representation or warranty made by Buyer in or pursuant to this Agreement or failure by Buyer to perform or comply with any covenant or agreement made by it in or pursuant to this Agreement.

	Section 6.3 Right of Setoff. If, and in the event, after Closing, Buyer receives notice of any matter which has or may result in any loss, cost, expense, damage or liability for which Seller has an obligation of indemnification, Buyer shall promptly provide Seller written notification of such matter. Seller shall have a period of thirty (30) days to assume, discharge, or undertake in good faith the assumption or discharge, including the commencement of an appropriate action to dispute the validity, of such matter. In the event Seller fails to so assume, discharge or undertake the matter within the referenced time period, Buyer may elect to satisfy the loss, cost, expense, damage or liability arising from such matter. If the Buyer elects to so proceed, Buyer shall have the right to receive a credit, in the amounts incurred or paid to resolve the matter, which credit, at Buyers option, shall be applied either to the next unpaid principal amount or the next due installments, of any promissory note, or against any other obligations due and owing in connection with this Agreement. Except as specifically provided in this Section 6.3, Buyer shall have no right of setoff under this Agreement.

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ARTICLE 7 MISCELLANEOUS

Section 7.1 Law Governing. This Agreement shall be construed under and governed by the internal laws, and not the law of conflicts, of the State of Colorado.

	Section 7.2 Notices. Every notice or other communication required, contemplated, or permitted by this Agreement by any party, shall be in writing and shall be delivered either by personal delivery, private courier service, or postage prepaid return receipt requested, certified or registered mail, addressed to the party to whom intended at the following address:
   To Buyer:       Silicon Mountain Memory Incorporated
		       3220 Prairie Ave
                   Boulder, CO 80301

   Attention:  R.A. Tre' Cates, President
   Facsimile: (303) 938-1166

   With a copy to: ST.CLAIR & GRESCHLER, P.C
		    3100 Araphoe Ave., Suite 503	Boulder, Colorado  80303

   Attention:  Scott A. St.Clair, Esq.
   Facsimile:  303-440-8708

   To Seller:     Super PC  Memory, Inc.
                  115 Flanders Road
                  Westboro, MA  01581

   Attention:  Joseph F. Kruy, President
   Facsimile:  (508) 983 -0255

   With a copy to: Edward J.Cutter, Esq.
              	   21 Wilson Street
                     Hopkinton, MA 01748

      Facsimile: (508) 435-2208

or at such other address as the intended recipient previously shall have designated by written notice. Notice by courier or certified or registered mail shall be effective on the date it is officially recorded and delivered to the intended recipient by return receipt or the date of attempted delivery where delivery is refused by the intended recipient. All notices and communications required or permitted to be delivered in person shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date of personal delivery.

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	Section 7.3 Assignability.  This Agreement, and any of the obligations hereunder, shall not be assignable, in whole or in part by Buyer without the prior written consent of Seller, and any purported assignment shall be null and void. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others.

	Section 7.4 Fees and Expenses. Each party shall pay its own expenses and costs associated with the preparation of this Agreement and the consummation of the transactions contemplated herein.

	Section 7.5 Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

	Section 7.6 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

	Section 7.7 Certain Remedies; Severability. The remedies provided in this Agreement are not intended to be exclusive and each party shall be entitled to enforce all of its rights herein by all remedies available as a matter of law or equity. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable.

	Section 7.8 Amendments, Waiver. This Agreement may not be amended or modified except by a writing duly and validly executed by Buyer and Seller. Delay on the part of a party in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

	Section 7.9 Confidentiality. This Agreement and the express terms and conditions hereof will maximally remain confidential between the parties hereto. No releases, or other discussion of the contents hereof shall occur with any other parties without the express written consent of all parties hereto, except as necessary for review by the parties' accountants, lawyers and other professional advisors, and except as required by law, including securities laws, regulations and requirements, or a court order. Notwithstanding the foregoing, subsequent to Closing, the parties shall mutually agree on a public announcement to contain a general description of the Buyer's acquisition and continuing fulfillment of the Seller's Wintel business. Further, in the event the transactions contemplated by this Agreement are not Closed, each party agrees that (i) it shall keep confidential any information disclosed to each other in connection herewith for a period of three (3) years from the date hereof, provided, however, that such obligation shall not apply to any information which a) at the time of disclosure was public knowledge; b) at the time of disclosure was previously known to the disclosing parties, or, c) after the time of disclosure becomes public knowledge; and (ii) for a period of one (1) year from the date hereof, it shall not solicit to hire, or hire, or otherwise retain in any capacity, any person who has been an employee

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 of the other party during the past one (1) year or is an employee during such  period of  one (1) year.


	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                               BUYER: SILICON MOUNTAIN MEMORY INCOPORATED
                               By:    /s/R.A. Tre' Cates
                                      R.A.Tre' Cates, President

                               SELLER: SUPER PC MEMORY, INC.
                               By:     /s/ Joseph F. Kruy
                                       Joseph F. Kruy, President